UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York	14031
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Between December 14, 2012 and January 2, 2013, 22nd Century Group, Inc. (the “Company”) entered into agreements with all holders of its outstanding $1,675,000 15% notes due December 14, 2012 (the “Notes”). Holders of $1,330,000 of the Notes agreed to extend the maturity date of the Notes to April 14, 2013. Holders of $100,000 of the Notes elected to convert into shares of the Company's common stock pursuant to the terms of the Notes. Holders of $215,000 of the Notes elected to enter into a forbearance agreement. Holders of $30,000 of the Notes agreed to be paid over time.

A copy of the form of the agreement, which certain note holders entered into with the Company to extend the maturity date of the Notes (“Letter Agreement”), is attached as an exhibit hereto, with the actual Letter Agreement entered into by the applicable note holders only differing from the attached Agreement due to the different names of the applicable note holders and the various dates on which such note holders executed the Letter Agreement with the Company.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: January 2, 2013	Joseph Pandolfino
Chief Executive Officer